UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 10, 2011

MUSTANG ALLIANCES, INC.
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(Exact name of Registrant as specified in its charter)

Nevada --------------------------------- (State or other jurisdiction of incorporation)	333-148431 ------------------------------- (Commission File Number)	74-3206736 ------------------------------------- (IRS Employer Identification No.)

Mustang Alliances, Inc.
410 Park Avenue, 15th floor
New York, NY 10022
Fax: (212) 504-2800
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 (Address of principal executive offices)

(888) 251-3422
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(Registrant's Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.
Item 2.03.  Creation of a Direct Financial Obligation.

On January 10, 2011, Mustang Alliances, Inc. (the “Company”) borrowed $50,000 from Landolt Holdings, Inc. pursuant to the terms of a promissory note, a copy of which is filed herewith.  The $50,000 loan plus interest at the rate of 5% per annum is due and payable on January 10, 2013. The loan may be prepaid at any time without penalty or interest and is unsecured. The proceeds of the loan will be used for working capital purposes.

Item 9.01  Exhibits.

Exhibit Number                                                      Description

4.2	Promissory Note dated January 10, 2011 in the original principal amount of $50,000 from Mustang Alliances, Inc. to Landolt Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSTANG ALLIANCES, INC.

By:	/s/ Leonard Sternheim
Name:	Leonard Sternheim
Title:	President and Chief Executive Officer

Date:  January 10, 2011